Subsidiaries of the Company


Subsidiary                          Percentage Owned        Jurisdiction of Incorporation
----------                          ----------------        -----------------------------

St. Edmond's Federal Savings Bank        100%                       United States

SE DEL Corp.                       100% subsidiary of the Bank      Delaware
